EXHIBIT (h)(79)

               , 2014

THE RBB FUND, INC.

Re:                             Amended and Restated Administration and Accounting, Transfer Agency and Custody Services Fee Deferral

Dear Sir or Madam:

With respect only to those portfolios advised by Altair Advisors LLC which are set forth on Exhibit A attached hereto, as such Exhibit A may be amended from time to time, and which are effective as of the date indicated on Exhibit A (each, a “Portfolio”) (i) BNY Mellon Investment Servicing (US) Inc. (“BNY Mellon”) agrees to defer  certain fees under (a) an Administration and Accounting Services Agreement between The RBB Fund, Inc. (the “Fund”) and BNY Mellon effective as of the date indicated on Exhibit A, as may be amended from time to time; and (b) a Transfer Agency Agreement dated November 5, 1991 between the Fund and BNY Mellon, as supplemented from time to time; and (ii) The Bank of New York Mellon (“Custodian”) agrees to waive certain fees under a Custody Agreement dated July 18, 2011 between the Fund and Custodian, as amended from time to time, as follows: for the first four calendar month of operations of the Portfolio, BNY Mellon and Custodian will each  defer 70% of their respective minimum monthly fees or base fees, as applicable, for administration and accounting services, transfer agency services and custody services (excluding independent security market quotes, data repository and analytics suite access fees, typesetting fees (if applicable), transaction charges, FundSERV networking fees, account fees, internet account management fees, control agreement implementation fees, shareholder expenses, miscellaneous fees and out-of-pocket expenses); thereafter, BNY Mellon’s and Custodian’s respective minimum monthly fees or base fees, as applicable, shall be charged as follows: during the  next eight calendar months of operations, BNY Mellon and Custodian each shall charge 100% of the minimum monthly fees or base fees, as applicable, plus 1/8 of the amount previously deferred.  and 100% of the minimum monthly fees or base fees during the thirteenth month and for each month thereafter.

The greater of the minimum monthly fee (as adjusted above) or the corresponding asset based fee or account fee (as applicable) will be accrued on a monthly basis.

BNY MELLON INVESTMENT SERVICING (US) INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

Agreed and Accepted:

THE RBB FUND, INC.

By:
Name:
Title:

The signature below evidences the investment adviser’s acknowledgement and approval of this Administration and Accounting, Transfer Agency and Custody Services Fee Waiver:

ALTAIR ADVISORS LLC

By:
Name:
Title:

EXHIBIT A

List of Portfolios	Effective Date